UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2017

Energy XXI Gulf Coast, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38019	20-4278595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1021 Main, Suite 2626
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (713) 351-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On August 24, 2017, the Board of Directors (the “Board”) of Energy XXI Gulf Coast, Inc. (“EGC” or the “Company”) appointed Tiffany J. Thom to serve as the Company’s Chief Financial Officer. In light of Ms. Thom’s appointment, Hugh Menown has resigned as Executive Vice President, Chief Accounting Officer and interim Chief Financial Officer of the Company to pursue other interests. Mr. Menown has agreed to serve as an advisor to the Company for up to six months following his separation from the Company.

Item 1.01 Entry into a Material Definitive Agreement.

Menown Consulting Agreement. The description of Mr. Menown’s consulting agreement provided under the heading “Menown Consulting Agreement” in Item 5.02 is incorporated by reference into this Item 1.01.

Menown Separation Agreement. The description of Mr. Menown’s Release and Waiver of Claims Agreement provided under the heading “Menown Separation Agreement” in Item 5.02 is incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Tiffany J. Thom as CFO. The Board has appointed Tiffany J. (“T.J.”) Thom to serve as Chief Financial Officer of the Company, effective August 28, 2017. Ms. Thom has also been appointed to serve as the Company’s Chief Compliance Officer under the Company’s corporate governance policies, effective as of the same date. Mr. Menown had previously served in that role as well.

Ms. Thom, age 45, has more than 20 years of financial and operational experience in the energy industry, primarily offshore Gulf of Mexico operations. Most recently, Ms. Thom served as the Chief Financial Officer of KLR Energy Acquisition Corp. from January 2015 until April 2017, when it was combined with Tema Oil and Gas Company to form Rosehill Resources Inc. Between December 2014 and September 2015, Ms. Thom evaluated various investment and employment opportunities. Ms. Thom was a consultant for the Company’s predecessor, Energy XXI Ltd, from July 2014 to December 2014, following its acquisition of EPL Oil & Gas, Inc. (“EPL”) in June 2104. Ms. Thom served in positions of increasing responsibility for EPL from October 2000 until the acquisition. Ms. Thom served as Principal Financial Officer of EPL from July 2009, as Senior Vice President of Business Development from September 2009, as Chief Financial Officer from June 2010 and as Executive Vice President from January 2014, to June 2014. From 1992 to 2000, Ms. Thom served as Senior Reservoir Engineer for Exxon Production Company and ExxonMobil Company with operational roles, including reservoir engineering and subsurface completion engineering for numerous offshore Gulf of Mexico properties. Ms. Thom has served as a director of Patterson-UTI Energy Inc. since August 2014. Ms. Thom also served as a director of Yates Petroleum Corporation (“Yates”), a privately owned, independent oil and gas exploration and production company, from October 2015 to October 2016. During her tenure as a Yates director, Douglas E. Brooks, the Company’s Chief Executive Officer and President, served as chief executive officer of Yates. Ms. Thom holds a B.S. in Engineering from the University of Illinois and a Masters of Business Administration in Management with a concentration in Finance from Tulane University.

CFO Employment Agreement. On August 24, 2017, the Company entered into an employment agreement with Ms. Thom (the “CFO Employment Agreement”) in connection with her appointment by the Board as Chief Financial Officer of the Company. As part of its strategic planning, the Company is continuing to evaluate strategic alternatives, with the assistance of Morgan Stanley & Co. LLC, as was first announced in March of this year. Accordingly, the CFO Employment Agreement was structured to take that strategic review into account.

The CFO Employment Agreement has a six-month term, commencing August 28, 2017, subject to earlier termination by either party upon 30 days’ advance written notice (the “Employment Term”). That agreement provides for a monthly salary of $60,000, prorated for any partial month of service during the Employment Term. Furthermore, upon the occurrence of a “Qualifying Corporate Change” during her term as an employee of the Company, Ms. Thom would receive a lump sum cash bonus equal to $250,000. However, Ms. Thom will not be entitled to participate in any annual incentive or award program, any severance plan (including, without limitation, the Severance Plan, as defined below) or otherwise receive any severance benefits or participate in any employee equity compensation program (including, without limitation, the 2016 LTIP, as defined below).

For purposes of the CFO Employment Agreement, “Corporate Change” means the consummation of a business combination (including, without limitation, by merger, consolidation, share exchange, tender offer, exchange offer, sale of all or substantially all of the assets of one of the parties, or other similar transaction) between the Company (or one of its subsidiaries) and an unaffiliated third party entity in which all outstanding shares of common stock of the Company are exchanged for or converted into cash or securities of such third party entity (or an affiliate thereof), in each case regardless of whether that business combination constitutes a “Change of Control” under the Energy XXI Gulf Coast, Inc. 2016 Long Term Incentive Plan, as amended (the “2016 LTIP”).

For the purposes of the CFO Employment Agreement, “Qualifying Corporate Change” means a Corporate Change that satisfies one of the following two conditions: 1) Executive has remained continuously employed by the Company through the consummation of such Corporate Change; or 2) if (A) the Company exercises its option to terminate the CFO Employment Agreement by giving notice pursuant to the CFO Employment Agreement, (B) the Company publicly announces that it has entered into a written definitive acquisition agreement to consummate a Corporate Change within 90 days after the date of such termination and (C) such Corporate Change is actually consummated substantially on the terms set forth in such definitive acquisition agreement on or prior to the one-year anniversary of such termination date.

This summary is qualified in its entirety by reference to the full text of the CFO Employment Agreement, which is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Departure of Hugh Menown. On August 24, 2017, Hugh Menown resigned as Executive Vice President, Chief Accounting Officer and interim Chief Financial Officer of the Company, effective as of August 24, 2017. In connection with his separation from the Company, Mr. Menown is entitled to receive the following severance benefits under the Energy XXI Gulf Coast, Inc. Employee Severance Plan (as amended and restated on February 27, 2017 and as may be further amended in accordance therewith, the “Severance Plan”), subject to his entry into a waiver and release of claims agreement (the “Menown Separation Agreement”): (i) a lump-sum cash severance payment in the amount of $580,000, and (ii) to the extent Mr. Menown elects COBRA continuation coverage, medical and dental benefits for him and his spouse for a period of 12 months after termination, subject to the payment of the same monthly premium he was paying at termination, in each case, less any applicable taxes and withholding. The Menown Separation Agreement provides that Mr. Menown will have a period of seven days after signing that agreement to revoke the Menown Separation Agreement. Under the Severance Plan, the $580,000 cash severance payment is payable within 15 days after the Menown Separation Agreement is no longer revocable by Mr. Menown. The severance payment and COBRA benefits described above are subject to Mr. Menown’s continued compliance with certain confidentiality, non-competition and non-solicitation provisions of the Severance Plan.

This summary is qualified in its entirety by reference to the full text of the Menown Separation Agreement, which is attached hereto as Exhibit 99.3 and incorporated by reference herein.

Menown Consulting Agreement. On August 24, 2017, the Company entered into a consulting agreement (the “Menown Consulting Agreement”) with Mr. Menown, pursuant to which Mr. Menown has agreed to serve as a special advisor to the Company during a transition period of up to six months. In consideration for those services, the Company has agreed to pay Mr. Menown a consulting fee equal to $28,333.33 per month (prorated for partial months), payable monthly in arrears. The Menown Consulting Agreement may be terminated by the Company upon 30 days’ notice, by mutual agreement, upon Mr. Menown’s death or by either party upon a material breach of the Menown Consulting Agreement or the Menown Separation Agreement.

This summary is qualified in its entirety by reference to the full text of the Menown Consulting Agreement, which is attached hereto as Exhibit 99.4 and incorporated by reference herein.

Item 8.01	Other Events.

On August 24, 2017, the Company issued a press release disclosing the executive transition described above. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K.

Exhibit Number	Description
99.1*	Press Release issued by Energy XXI Gulf Coast, Inc. dated August 24, 2017
99.2*†	Employment Agreement, dated August 24, 2017, by and between Energy XXI Gulf Coast, Inc. and Tiffany J. Thom
99.3*†	Waiver and Release of Claims Agreement, dated August 24, 2017, executed by Hugh Menown
99.4*†	Consulting Agreement, dated August 24, 2017, by and between Energy XXI Gulf Coast, Inc. and Hugh Menown

†	Indicates Management Compensatory Plan, Contract or Arrangement.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy XXI Gulf Coast, Inc.

	By:	/s/ Douglas E. Brooks
Douglas E. Brooks
Chief Executive Officer and President
August 24, 2017

EXHIBIT INDEX

Exhibit Number	Description
99.1*	Press Release issued by Energy XXI Gulf Coast, Inc. dated August 24, 2017
99.2*†	Employment Agreement, dated August 24, 2017, by and between Energy XXI Gulf Coast, Inc. and Tiffany J. Thom
99.3*†	Waiver and Release of Claims Agreement, dated August 24, 2017, executed by Hugh Menown
99.4*†	Consulting Agreement, dated August 24, 2017, by and between Energy XXI Gulf Coast, Inc. and Hugh Menown

† Indicates Management Compensatory Plan, Contract or Arrangement.

* Filed herewith.